Exhibit 10.22

1 This Term Sheet is effective as of April 25, 2023 is between Cycurion Inc, a Delaware corporation, (the “Buyer”), with principal offices located at 1749 Old Meadow Road, Suite 500, McLean Virginia 22102, and RCR Technology Corporation, an Indiana corporation (the “Seller”) with principal offices located at 9450 N. Meridian Street, Suite 300 Indianapolis, Indiana 46260. The Buyer and the Seller collectively agree to the execution of definitive transaction document(s) relating to the transaction contemplated by this Term Sheet (collectively, the “Definitive Agreements”). Such Definitive Agreements will contain customary representations, warranties and indemnifications. Overview: The Buyer will enter into a Definitive Agreement to acquire from the Seller the unsecured account receivable (the “SLG A/R”) of SLG Innovation, Inc. (the “Company”) in favor of the Seller as of the Closing Date. The Buyer will pay 486,026 shares of Buyer common stock to the Seller (the “Purchase Price”), as set forth hereinbelow. The conditions of this Term Sheet are as follows: Seller RCR Technology Corporation Buyer Cycurion, Inc. Structure The Seller will sell all the accounts receivable aged over 90 days of SLG A/R existing at the Closing Date to the Buyer for the Purchase Price. Purchase Price At Closing, the Buyer shall cause to be paid to the Seller the Purchase Price. Definitive Agreements Upon the terms and subject to the conditions set forth herein and unless this Term Sheet has been terminated pursuant to its terms, the Definitive Agreements shall be negotiated, prepared, and executed promptly. Representations and Warranties of the Seller The Seller represents and warrants and covenants to the Buyer, each such representation and warranty and covenant being deemed to be material, that: (a) This Term Sheet and the transactions contemplated hereby have been approved by the Board of Directors of the Seller and the Definitive Agreement will also be so approved; (b) All of the SLG A/R was generated in the ordinary course of Seller’s business; the SLG A/R has not been pledged to any other party as collateral for any borrowing or otherwise; no lien of any party exists on the SLG A/R; the Company has not disputed any item included within the SLG A/R; and there are no setoffs or offsets against any of the SLG A/R; DocuSign Envelope ID: BED62AA8-EB09-4BC6-87FC-BD37FE1248CB

2 (c) The Seller has received and will receive all necessary consents from the Company and any third parties in respect of this Term Sheet and the transactions contemplated hereby; and (d) The Seller has received and will receive all necessary regulatory and governmental approvals and compliance with all applicable regulatory or governmental requirements. Publication Except as and to the extent required by law, the Seller will not issue any press release or otherwise make any comment, statement, or communication to the public or to its employees or the employees of the Company regarding this Letter of Intent or the transactions contemplated hereby without the prior written consent of Buyer, which may be withheld, delayed, denied, or conditioned for any reason or for no reason. Exclusivity In consideration of the expenses that the Buyer expects to incur in connection with the transactions contemplated by this Term Sheet, from and after the effective date of this Term Sheet, the Seller agrees that, until this Term Sheet has been terminated for any of the reasons set forth below (the “Exclusivity Period”), Buyer is hereby granted the exclusive right to negotiate with the Seller concerning any sale of the SLG A/R. During this exclusivity period, the Seller shall not, directly or indirectly: (a) Enter into any agreement or grant any option or right to sell, transfer, or otherwise dispose of any of the SLG A/R to any person; (b) Hold any discussion with, or provide any information to, any person concerning the SLG A/R; or (c) Respond to any inquiry concerning the proposed acquisition of the SLG A/R or terms outlined in this Term Sheet. Expenses Each of the Parties shall bear all of its own expenses (including any broker’s or finder’s fees and the expenses of his or its representatives) incurred in connection with the transactions contemplated in this Term Sheet. Confidentiality The existence of this Term Sheet and the individual terms and conditions and the transactions contemplated hereby are of a confidential nature and shall not be disclosed by the Parties DocuSign Envelope ID: BED62AA8-EB09-4BC6-87FC-BD37FE1248CB

3 to anyone, except their respective legal, tax, and business advisors. Binding Term Sheet This is a binding Term Sheet for the Seller. The binding nature of this Term Sheet for the Seller shall expire on the soonest of (i) closing of the transactions contemplated by this Term Sheet, (ii) December 31, 2023, if the transactions contemplated by this Term Sheet shall not have closed by then, (iii) the termination of this Term Sheet by the Buyer, and (iv) the mutual termination by all of the Parties. Notwithstanding anything to the contrary contained herein, the transaction contemplated herein shall be contingent upon the closing of a potential acquisition of the Company by the Buyer. Notwithstanding anything to the contrary contained herein, the Buyer may terminate its obligations under this Term Sheet and the transactions contemplated hereby for any reason or for no reason without any further obligations and without any liability at any time through and including November 30, 2023. IN WITNESS WHEREOF, the Company has caused this Term Sheet to be signed in its name by its duly authorized officer as of the date first written above. RCR TECHNOLOGY CORPORATION By: Robert Reed, President CYCURION, INC. By: Alvin McCoy, III, Chief Financial Officer DocuSign Envelope ID: BED62AA8-EB09-4BC6-87FC-BD37FE1248CB